UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Central Index Key Number of issuing entity: 0001004988

CHASE CREDIT CARD MASTER TRUST

Series 2003-4

(Issuer of Securities)

Central Index Key Number of registrant: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor of the Trust)

(Exact name of registrant as specified in its charter)

United States	000-28338-03, 333-103210	22-2382028
(State or other jurisdiction of incorporation)	(Commission File Number.)	(IRS Employer Identification No.)

White Clay Center Building 200, Route 273 Newark, Delaware		19711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 282-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Chase Credit Card Master Trust, which was formerly known as Chemical Master Credit Card Trust I, is the issuer of a number of outstanding series of asset backed certificates. The asset backed certificates are serviced in accordance with the Fifth Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, as amended (the “Pooling and Servicing Agreement”). The parties to the Pooling and Servicing Agreement are JPMorgan Chase Bank, National Association (f/k/a The Chase Manhattan Bank), as transferor prior to June 1, 1996, Chase Bank USA, National Association (f/k/a Chase Manhattan Bank USA, National Association) (“Chase USA”), as transferor on and after June 1, 1996, and as servicer, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

On or about August 15, 2012, Chase USA, as servicer, distributed monthly payments to the holders of the Series 2003-4 certificates. Chase USA furnished copies of monthly certificateholders’ reports for each of those series as required by the Pooling and Servicing Agreement. Copies of those monthly certificateholders’ reports are being filed as an exhibit to this current report on Form 8-K.

Chase Bank USA, National Association (CIK # 0000869090 ) has no repurchase activity to report for the period from July 1, 2012 to July 31, 2012 for the Chase Credit Card Master Trust.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Excess Spread Analysis

99.2	Monthly Reports with respect to the August 15, 2012 distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By: /s/ Patricia M. Garvey
Name: Patricia M. Garvey
Title: Vice President

Date: August 15, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Excess Spread Analysis

99.2	Monthly Reports with respect to the distribution to certificateholders on August 15, 2012